UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
October 24, 2019
Date of Report (Date of earliest event reported)

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32, rue Blanche	Paris	France	75009
(Address of principal executive offices)			(Zip Code)
+33 14 040 2290
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 30, 2019, Criteo S.A. (the “Company”) announced that Jean-Baptiste Rudelle, the Company’s Chief Executive Officer and Chairman of the Board of Directors (the “Board”), will step down as Chief Executive Officer, effective November 25, 2019. Mr. Rudelle will continue to serve as Chairman of the Board.

Megan Clarken, age 53, was appointed by the Board on October 24, 2019, to succeed Mr. Rudelle as Chief Executive Officer, effective November 25, 2019. From 2004 to 2019, Ms. Clarken held numerous senior positions at Nielsen in both commercial and product leadership, including Chief Commercial Officer of Nielsen Global Media, President of Watch, Nielsen’s TV viewing measurement services, and President of Product Leadership. Ms. Clarken’s previous roles at Nielsen include Managing Director of Media Client Services in Asia Pacific, Middle East and Africa and Managing Director of Nielsen’s digital businesses across the Asia Pacific Region. Prior to Nielsen, she held senior leadership positions for large publishers and online technology providers, including Akamai Technologies and News Corporation in Australia.

On October 2, 2019, the Board approved a management agreement entered into between the Company and Ms. Clarken, the material terms of which are described below.

Pursuant to the management agreement between Ms. Clarken and the Company, dated as of October 2, 2019 (the “Management Agreement”), Ms. Clarken will serve in the office (mandat social) of Chief Executive Officer (directeur général) of the Company. The Management Agreement provides that Ms. Clarken will receive an annual base salary of $650,000 and will be eligible to receive a target annual bonus opportunity equal to 100% of her base salary, and a maximum annual bonus opportunity equal to 200% of her base salary. The annual bonus opportunity pursuant to the Company’s Executive Bonus Plan will be based on the Company’s financial performance and the assessment by the Board of individual performance; provided that, Ms. Clarken’s annual bonus payment with respect to the Company’s 2019 fiscal year will be no less than her target bonus, prorated for the period of such year following the Effective Date.

The Management Agreement also provides that Ms. Clarken will receive a sign-on bonus equal to $300,000 on the first regularly scheduled payroll date following the Effective Date. Ms. Clarken will be required to repay to the Company the sign-on bonus if she voluntarily resigns other than for Good Reason (as described below) or her employment is terminated by the Company for Cause, in either case, during the 12-month period immediately following the Effective Date.

In connection with her relocation from the United States to Paris, France, the Company will reimburse Ms. Clarken for certain expenses up to $50,000, in accordance with the Company’s relocation policy approved by the Board, including airfare for Ms. Clarken and her spouse, furniture and household moving expenses, incidentals and the cost of temporary housing for up to 2 months. The Company will also provide Ms. Clarken with (i) reasonable tax assistance services, (ii) reasonable immigration assistance services for Ms. Clarken and her spouse, (iii) the cost of airfare for Ms. Clarken and her spouse for up to 3 visits to Ms. Clarken’s home country per calendar year and (iv) a monthly housing allowance equal to $5,000 per month (or the equivalent amount in Euros) after taxes.

Following the Effective Date, and subject to the review and discretion of the Board and the Compensation Committee of the Board, Ms. Clarken will receive a grant of (i) time-based restricted stock units (“RSUs”) with a grant date fair market value equal to $2,500,000, as determined in the Board’s discretion and (ii) stock options with a grant date fair market value equal to $2,500,000, as determined in the Board’s discretion.

If Ms. Clarken’s office as Chief Executive Officer of the Company is terminated by the Company other than for Cause (as defined in the Management Agreement) and other than due to her death or disability, or by Ms. Clarken for Good Reason (as described below) (each, an “Involuntary Termination”), subject to Ms. Clarken’s execution of a general release of claims in favor of the Company and continued compliance with the restrictive covenants set forth in her Protective Covenants Agreement, Ms. Clarken will be entitled to receive (i) a lump sum cash amount equal to the sum of (A) Ms. Clarken’s annual base salary rate as then in effect (without giving effect to any reduction in base salary amounting to Good Reason), (B) an annual bonus for the calendar year during which the Involuntary Termination occurs, calculated based on the annual bonus that would be paid to Ms. Clarken if her office had not terminated and if all performance-based milestones were achieved at the 100% level by both the Company and Ms. Clarken, (C) all earned but unpaid bonus amounts for completed performance periods prior to the termination date (notwithstanding any requirement to remain in service through the payment date) and (D) up to $50,000 in reimbursement for certain expenses incurred by Ms. Clarken in connection with her relocation from Paris, France back to her home country, including airfare for Ms. Clarken and her spouse, and furniture and household goods moving expenses, (ii) the cost of COBRA premiums under the Company’s group health insurance plans in the United States and the cost of premiums for medical, dental, life insurance and disability insurance in France, in each case, for the 12-month period following the termination date and (iii) continued vesting of outstanding unvested stock options, RSUs and performance-based restricted stock units (“PSUs”) as if Ms. Clarken remained in service for 12 months following the termination date (and in the case of PSUs, based on actual performance at the end of the applicable performance year, as determined by the Board in its reasonable discretion). All vested stock options will remain exercisable by Ms. Clarken for the 12-month period following the termination date, or the earlier expiration of the stock option pursuant to its original terms.

If Ms. Clarken’s office as Chief Executive Officer of the Company is terminated due to an Involuntary Termination within one year following a Change in Control (as defined in the Management Agreement), subject to Ms. Clarken’s execution of a general release of claims in favor of the Company and continued compliance with the restrictive covenants set forth in her Protective Covenants Agreement, Ms. Clarken will be entitled to receive immediate vesting of all outstanding unvested stock options, RSUs and PSUs based on achievement of the target level of performance, provided that no RSU or PSU granted within the one-year period prior to the date of Ms. Clarken’s termination will vest (but, in such event, any unvested RSUs or PSUs will continue to vest as if Ms. Clarken remained in service for up to 12 months following the termination date). All vested stock options will remain exercisable by Ms. Clarken for the 12-month period following the termination date, or the earlier expiration of the stock option pursuant to its original terms.

Any RSUs or PSUs that become vested pursuant to the terms of the Management Agreement will be subject to a holding period until the second anniversary of the date of grant of the award, and the shares relating to such vested RSUs and PSUs will be definitively acquired by (delivered to) Ms. Clarken no earlier than the expiration of the required holding period.

Under the Management Agreement, the term “Good Reason” generally includes (i) the Company’s failure to pay Ms. Clarken any portion of her salary or other earned compensation within 10 business days of the date such compensation is due, (ii) the Company’s failure to make the initial equity grants described in the Management Agreement within 45 days following the Effective Date, (iii) any requirement that she relocate or work at a location more than 35 miles from the Company’s offices to which she reports to work, (iv) any material diminution of her duties, responsibilities or authorities, or (v) a material reduction in salary or other material breach of the Management Agreement by the Company.

Pursuant to the Management Agreement, Ms. Clarken is subject to customary restrictive covenants provided by the Company’s protective covenants agreement, including a requirement not to compete with the Company and its affiliates anywhere in the world for a period of 12 months after termination of employment.

The foregoing description of the Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibit Number	Description
10.1	Management Agreement between the Company and Megan Clarken, dated October 2, 2019
99.1	Press release dated October 30, 2019
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: October 30, 2019	By:	/s/ Benoit Fouilland
	Name:	Benoit Fouilland
	Title:	Chief Financial Officer